Exhibit 99.1

Profound Medical Corp. Announces Pricing of up to $40 Million Financing Comprised of a $36 Million
Registered Direct Offering and a Subsequent $4 Million Private Placement

Financing included participation by healthcare-dedicated investors alongside existing shareholders

TORONTO, December 19, 2025 – Profound Medical Corp. (Nasdaq:PROF; TSX:PRN) (“Profound” or the “Company”) today announced the sale of 5,142,857 common shares at a purchase price of $7.00 per share in a registered direct offering and a planned subsequent private placement in Canada of up to 571,428 common shares at a purchase price of $7.00 per share for aggregate gross proceeds of up to $40 million.

The registered direct offering was structured as a straightforward equity investment with no warrant coverage and was led by healthcare-dedicated investors alongside existing shareholders. This portion of the offering is expected to close on or about Monday, December 22, 2025, subject to the satisfaction of customary closing conditions.

Gross proceeds to the Company from the offering are expected to be approximately $36 million, before deducting placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for expansion of its sales and marketing, working capital, research and development, strategic transactions and general corporate purposes.

Konik Capital Partners, LLC, a division of T.R. Winston and Company, LLC, is acting as the exclusive placement agent for this offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-291516) which was previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on December 4, 2025. The offering is being made only by means of a prospectus supplement and accompanying base prospectus which form a part of the effective shelf registration statement. A prospectus supplement and the accompanying base prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Additionally, when available, electronic copies of the prospectus supplement and the accompanying base prospectus may be obtained, when available, from Konik Capital Partners, 7 World Trade Center, 46th Floor, New York, NY, or by email at capmarkets@konikcapitalpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

In addition to the registered direct offering, the Company intends to complete a private placement (the “Private Placement”) of up to 571,428 common shares at a purchase price of $7.00 per share, for aggregate gross proceeds of up to $4 million, to certain Canadian purchasers on a private placement basis. The common shares sold pursuant to the Private Placement will be subject to a hold period of four months plus one day from the closing date of the Private Placement. The closing of the Private Placement is expected to occur on or prior to December 30, 2025 and is subject to the Company receiving all necessary approvals, including the conditional approval from the Toronto Stock Exchange. No securities will be sold under the Private Placement to United States purchasers and this press release is not an offer to sell or the solicitation of an offer to buy such securities in the United States or in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification or registration under the securities laws of such jurisdiction. The securities being offered under the Private Placement have not been, nor will they be, registered under the U.S. Securities Act, and such securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from U.S. registration requirements and applicable U.S. state securities laws.

About Profound Medical Corp.

Profound is a commercial-stage medical device company that develops and markets AI-powered, MRI-guided, incision-free therapies for the ablation of diseased tissue.

Profound is commercializing TULSA-PRO®, a technology that combines real-time MRI, AI-enhanced planning, robotically-driven transurethral ultrasound and closed-loop temperature feedback control. The TULSA Procedure™, performed using the TULSA-PRO system, has the potential of becoming a mainstream treatment modality across the entire prostate disease spectrum; ranging from low-, intermediate-, or high-risk prostate cancer; to hybrid patients suffering from both prostate cancer and benign prostatic hyperplasia (“BPH”); to men with BPH only; and also, to patients requiring salvage therapy for radio-recurrent localized prostate cancer. The TULSA Procedure employs real-time MR guidance for precision to preserve patients’ urinary continence and sexual function, while killing the targeted prostate tissue via precise sound absorption technology that gently heats it to 55-57°C. TULSA is an incision- and radiation-free “one-and-done” procedure performed in a single session that takes a few hours. Virtually all prostate shapes and sizes can be safely, effectively, and efficiently treated with TULSA. There is no bleeding associated with the procedure; no hospital stay is required; and most TULSA patients report quick recovery to their normal routine. TULSA-PRO is CE marked, Health Canada approved, and 510(k) cleared by the U.S. Food and Drug Administration (“FDA”).

Profound is also commercializing Sonalleve®, an innovative therapeutic platform that is CE marked for the treatment of uterine fibroids, adenomyosis, pain palliation of bone metastases, desmoid tumors and osteoid osteoma. Sonalleve has also been approved by the China National Medical Products Administration for the non-invasive treatment of uterine fibroids and has FDA approval under a Humanitarian Device Exemption for the treatment of osteoid osteoma. Profound is in the early stages of exploring additional potential treatment markets for Sonalleve where the technology has been shown to have clinical application, such as non-invasive ablation of abdominal cancers and hyperthermia for cancer therapy.

Forward-Looking Statements

This release includes forward-looking statements regarding Profound and its business which may include, but is not limited to, statements relating to the Company’s anticipated use of proceeds, expected cash runway and the closing of the offering. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “is expected”, “expects”, “scheduled”, “intends”, “contemplates”, “anticipates”, “believes”, “proposes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are based on the current expectations of the management of Profound. The forward-looking events and circumstances discussed in this release, may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including the planned Private Placement. Although Profound has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are described in Profound’s Annual Report on Form 10-K and other filings made with U.S. and Canadian securities regulators, available at www.sedarplus.ca and www.sec.gov. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Profound undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, other than as required by law.

For further information, please contact:

Stephen Kilmer
Investor Relations
skilmer@profoundmedical.com
T: 647.872.4849